                                                                     Exhibit 11

                        Computation of Earnings Per Share
               CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES




                                                     (In Millions, Except Per

                                                            Share Amounts)
                                                        Year Ended December 31
                                                 1996           1995           1994
                                                 ----           ----           ----
Earnings per share, as reported:

   Average shares outstanding                     11.6           11.9           12.1
                                               =======        =======        =======

   Income before extraordinary item            $  61.0        $  60.9        $  42.8
   Extraordinary item                               --           (3.1)            --
                                               -------        -------        -------
   Net income                                  $  61.0        $  57.8        $  42.8
                                               =======        =======        =======

   Income per share:

      Income before extraordinary item         $  5.26        $  5.10        $  3.54
      Extraordinary item                            --           (.26)            --
                                               -------        -------        -------
      Net income                               $  5.26        $  4.84        $  3.54
                                               =======        =======        =======

Primary earnings per share:

   Average shares outstanding                     11.6           11.9           12.1
   Net effect of dilutive stock options -
      based on the treasury stock method
      using average market price                    --             .1             --
                                               -------        -------        -------
   Average shares and equivalents                 11.6           12.0           12.1
                                               =======        =======        =======

   Income before extraordinary item            $  61.0        $  60.9        $  42.8
   Extraordinary item                               --           (3.1)            --
                                               -------        -------        -------
   Net income                                  $  61.0        $  57.8        $  42.8
                                               =======        =======        =======

   Income per share:

      Income before extraordinary item         $  5.26        $  5.08        $  3.54
      Extraordinary item                            --           (.26)            --
                                               -------        -------        -------
      Net income                               $  5.26        $  4.82        $  3.54
                                               =======        =======        =======




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





                                                                 (In Millions, Except Per
                                                                      Share Amounts)
                                                                  Year Ended December 31
                                                            1996           1995            1994
                                                            ----           ----            ----


   Fully diluted earnings per share:

      Average shares outstanding                             11.6           11.9           12.1
      Net effect of dilutive stock options -
       based on the treasury stock method
       using higher of year-end or average
       market price                                            --             .1             --
                                                          -------        -------        -------
      Average fully diluted shares                           11.6           12.0           12.1
                                                          =======        =======        =======



      Income before extraordinary item                    $  61.0        $  60.9        $  42.8
      Extraordinary item                                       --           (3.1)            --
                                                          -------        -------        -------
      Net income                                          $  61.0        $  57.8        $  42.8
                                                          =======        =======        =======


      Income per share:

         Income before extraordinary item                 $  5.26        $  5.08        $  3.54
         Extraordinary item                                    --           (.26)            --
                                                          -------        -------        -------
         Net income                                       $  5.26        $  4.82        $  3.54
                                                          =======        =======        =======




      Common stock options do not have a material dilutive effect and therefore were not included in the computation of earnings per share as reported.



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